Exhibit 99.1

Stockholder contact:	salesinquiries@columbiathreadneedle.com

Media contact:	Meghan Shields meghan.shields@columbiathreadneedle.com

Columbia Seligman Premium Technology Growth Fund

Announces a Third Quarter Distribution:

9.25% Annual Rate for IPO Investors

Boston, MA – August 7, 2026 – Today, Columbia Seligman Premium Technology Growth Fund, Inc. (NYSE: STK) (the Fund) declared a third-quarter distribution, pursuant to its managed distribution policy, in the amount of $0.4625 per share, which is equal to a quarterly rate of 2.3125% (9.25% annualized) of the $20.00 offering price in the Fund’s initial public offering in November 2009. The third-quarter distribution of $0.4625 per share is equal to a quarterly rate of 0.9421% (3.77% annualized) of the Fund’s market price of $49.09 per share as of July 31, 2026.

The distribution will be paid on August 25, 2026 (the Payment Date) to Stockholders of record on August 17, 2026. The ex-dividend date is August 17, 2026. It is anticipated that the Fund will make a subsequent distribution under its managed distribution policy in the month of November.

Prior to the managed distribution policy, the Fund paid distributions pursuant to a level rate distribution policy. Under its former distribution policy and consistent with the Investment Company Act of 1940, as amended, the Fund could not distribute long-term capital gains more often than once in any one taxable year.

In October 2010, the Fund received exemptive relief from the Securities and Exchange Commission that permits the Fund to make periodic distributions of long-term capital gains more often than once in any one taxable year. After consideration by the Fund’s Board, the Fund adopted the current managed distribution policy which allows the Fund to make distributions of long-term capital gains more than once in any taxable year.

The following table sets forth the estimated breakdown of the distribution noted above, on a per share basis, from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital or other capital source.

	Breakdown of Distribution
Sources	%	US Dollar
Net Investment Income	0.00%	$0.0000
Net Realized Short-Term Capital Gains	0.00%	$0.0000
Net Realized Long-Term Capital Gains	100.00%	$0.4625
Return of Capital or other Capital Source	0.00%	$0.0000
Total	100.00%	$0.4625

The following table sets forth the estimated breakdown, on a per share basis, of all distributions made by the Fund during the year-to-date period ended on the Payment Date of the above distributions (includes the distribution payment noted in the table above) from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital or other capital source.

	Breakdown of All Distributions Paid Through Year-To-Date Period Ended on the Payment Date of the Current Distribution
Sources	%	US Dollar
Net Investment Income	0.00%	$0.0000
Net Realized Short-Term Capital Gains	0.00%	$0.0000
Net Realized Long-Term Capital Gains	100.00%	$1.3875
Return of Capital or other Capital Source	0.00%	$0.0000
Total	100.00%	$1.3875

In certain years since the Fund’s inception, the Fund has distributed more than its income and net realized capital gains, which has resulted in Fund distributions substantially consisting of return of capital or other capital source. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.” As of the payment date of the current distribution, all Fund distributions paid in 2026 (as estimated by the Fund based on current information) are from the earnings and profits of the Fund and not a return of capital. This could change during the remainder of the year, as further described below.

The amounts, sources and percentage breakdown of the distributions reported above are only estimates and are not being provided for, and should not be used for, tax reporting purposes. The actual amounts, sources and percentage breakdown of the distribution for tax reporting purposes, which may include return of capital, will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.

The following table sets forth (i) the average annual total return of a share of the Fund’s common stock at net asset value (NAV) for the 5-year period ended July 31, 2026 and (ii) the Fund’s annualized distribution rate for the year-to-date period ended July 31, 2026, expressed as a percentage of the NAV price of a share of the Fund’s common stock at July 31, 2026.

Average Annual Total NAV Return for the 5-year Period Ended July 31, 2026	21.35%

Annualized Distribution Rate as a Percentage of July 31, 2026 NAV Price (For the Year-to-Date Period ended July 31, 2026)	2.98%

The following table sets forth (i) the cumulative total return (at NAV) of a share of the Fund’s common stock for the year-to-date period ended July 31, 2026, and (ii) the Fund’s distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at July 31, 2026

Cumulative Total NAV Return for the Year-to-Date Period Ended July 31, 2026	43.31%

Distribution Rate as a Percentage of July 31 2026, NAV Price (For the Year-to-Date Period Ended July 31 2026)	1.74%

You should not draw any conclusions about the Fund’s investment performance from the amount of the distributions noted in the tables above or from the terms of the Fund’s distribution policy.

The Fund or your financial professional will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions on your US federal income tax return. For tax purposes, the Fund is required to report unrealized gains or losses on certain non-US investments as ordinary income or loss, respectively. Accordingly, the amount of the Fund’s total distributions that will be taxable as ordinary income may be different than the amount of the distributions from net investment income reported above.

The Board may change the Fund’s distribution policy and the amount or timing of the distributions, based on a number of factors, including, but not limited to, the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.

The Fund is a closed-end investment company that trades on the New York Stock Exchange.

Past performance does not guarantee future results.

Important Disclosures:

You should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. A prospectus containing information about the Fund (including its investment objectives, risks, charges, expenses, and other information) may be obtained by contacting your financial advisor or the Fund’s transfer agent at 866-666-1532 or visiting columbiathreadneedleus.com. The prospectus can also be found on the Securities and Exchange Commission’s EDGAR database. The prospectus should be read carefully before investing in the Fund. There is no guarantee that the Fund’s investment goals/objectives will be met or that distributions will be made, and you could lose money.

The Fund expects to receive all or some of its current income and gains from the following sources: (i) dividends received by the Fund that are paid on the equity and equity-related securities in its portfolio; and (ii) capital gains (short-term and long-term) from option premiums and the sale of portfolio securities. It is possible that the Fund’s distributions will at times exceed the earnings and profits of the Fund and therefore all or a portion of such distributions may constitute a return of capital as described below. A return of capital is a return of your original investment. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.” You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the Fund’s distribution policy.

Distributions that qualify as a return of capital are a return of some or all of your original investment in the Fund. A return of capital reduces a stockholder’s tax basis in his or her shares. Once the tax basis in your shares has been reduced to zero, any further return of capital may be taxable as capital gain. Shareholders should consult their tax advisor or tax attorney for proper treatment.

Distributions may be variable, and the Fund’s distribution rate will depend on a number of factors, including the net earnings on the Fund’s portfolio investments and the rate at which such net earnings change as a result of changes in the timing of, and rates at which, the Fund receives income from the sources noted above. As portfolio and market conditions change, the rate of distributions on the shares and the Fund’s distribution policy could change.

Market risk may affect a single issuer, sector of the economy, industry or the market as a whole. The products of technology companies may be subject to severe competition and rapid obsolescence, and their stocks may be subject to greater price fluctuations. Investments in small- and mid-cap companies involve risks and volatility greater than investments in larger, more established companies. Foreign investments subject the fund to risks, including political, economic, market, social and others within a particular country, as well as to currency instabilities and less stringent financial and accounting standards generally applicable to U.S. issuers. As a non-diversified fund, fewer investments could have a greater effect on performance. The Fund’s derivatives strategies may not be successful and could result in significant Fund losses.

The Fund should only be considered as one element of a complete investment program. An investment in the Fund should be considered speculative. The Fund’s investment policy of investing in technology and technology-related companies and writing call options involves a high degree of risk.

There is no assurance that the Fund will meet its investment objectives or that distributions will be made. You could lose some or all of your investment. In addition, closed-end funds frequently trade at a discount to their net asset values, which may increase your risk of loss.

The Fund is not insured by the FDIC, NCUA or any federal agency, is not a deposit or obligation of, or guaranteed by any financial institution, and involves investment risks including possible loss of principal and fluctuation in value.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Columbia Seligman Premium Technology Growth Fund is managed by Columbia Management Investment Advisers, LLC.

© 2026 Columbia Threadneedle. All rights reserved.

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